THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED NOR WITH ANY STATE SECURITIES AGENCY.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SERIES 2 SENIOR CONVERTIBLE SECURED PROMISSORY NOTE

City of Reno

State of Nevada

_______________, 2020

For value received, High Sierra Technologies, Inc., a Colorado Corporation with an office located at 1495 Ridgeview Drive, Suite 230A, City of Reno, State of Nevada 89519, (the “Maker”), promises to pay to the order of __________________________ or its successors and assigns, at its principal office located at ______________________________ in the City of _________________, State of ________________, (the “Payee”), the then outstanding principal balance in an amount equal to the sum of ___________________________ Dollars and No Cents ($________________________) together with any interest accrued on the unpaid principal balance as, and to the extent, provided for in this Series 2 Senior Convertible Secured Promissory Note (the “Note”).

This Note shall be for a period of three (3) years from the date hereof (the “Term”). This Note shall accrue interest at the rate of eight percent (8%) per annum based on a three hundred and sixty five (365) day year and the then unpaid principal balance, together with any unpaid interest accrued thereon, shall be all due and payable on ___________________, 20_________ (the “Maturity Date”).  Interest shall accrue, but shall not be payable until the Maturity Date. No interest shall accrue on any accrued interest. Notwithstanding anything to the contrary set forth herein, the Maturity Date of this Note shall be automatically extended for successive six (6) month periods in the even that Payee has not generated gross proceeds of One Million Dollars and No Cents ($1,000,000.00) from the Private Placement Offering dated October 1, 2020 (the “Offering”) or financing from any source, or sources, of any nature whatsoever.

This Note shall automatically convert to shares of common stock in the Maker when the Maker has generated gross proceeds of One Million Dollars and No Cents ($1,000,000.00) from the Offering or financing from any other source, or sources, of any nature whatsoever.  The conversion shall be based on a share price of $1.50 per share based on the principal balance and accrued interest of this Note.  The shares so converted shall be identical to the securities being offered in the Offering.

HSTI Note Form: 10.1.2020

The Payee shall also have the option to voluntarily convert this Note to shares of the common stock in the Maker, at any time during the Term of this Note, or any extension thereof, under the same terms as an Automatic Conversion of this Note.  The shares so converted shall be identical to the securities being offered in the Offering.

The Payee shall also be issued Warrants for the purchase of common stock in the Maker with a value equal to fifty percent (50%) of the face amount of this Note that will be issued and effective as of the date of any Conversion to shares of common stock in the Maker.  Such Warrants shall be priced at $1.50 per share and shall remain in effect for a period of three (3) years from the date of any Conversion to shares of common stock in the Maker.  The shares to be issued under such Warrants shall be identical to the securities being offered in the Offering.

The payment of the indebtedness and the other covenants, obligations and liabilities of Maker set forth in this Note are to be secured by a Security Agreement (the “Security Agreement”) and Uniform Commercial Code filing (the “UCC-1”) of even date herewith executed and delivered by Maker to ___________________________ as the creditor covering that certain property described therein (the “Collateral”), and the Maturity Date of this Note may be accelerated as provided herein or in the Security Agreement and/or the UCC-1.  Maker and Payee expressly understand and agree that such UCC-1 filing will only be made upon the closing of the Offering of which this Note is a part of.  Payee’s interest in any such UCC-1 Filing shall be based on a prorata basis with the interests of all other investors that are investors in this Offering and the security interest created thereby shall solely relate to the Payee’s interests created by this Note.

In the event that Maker should fail to make any payment required hereunder, after the expiration of any applicable cure period, Maker shall pay Payee a late charge of five percent (5%) of the sum then due.  A payment shall be deemed late if it is received, by the Payee, more than five (5) days after the due date.

In the event that Maker should fail to make any payment required hereunder, after the expiration of any applicable cure period, interest shall accrue on the then remaining principal balance at a rate of twelve percent (12%) per annum, or the highest rate then allowed under the laws of the State of Nevada until such time as this Note has been paid in full.

Maker shall cause the Collateral to be fully covered by property and casualty insurance in an amount that is commercially reasonable.  Maker shall also have the Payee named as an additional insured on all such policies and shall furnish Payee with proof of such insurance and additional insured status within thirty (30) days of the effective date of this Note.   Said coverage shall be kept in full force and effect for the Term of this Note.

Payee shall have, but shall not be limited to, the following rights, each of which may be exercised at any time in accordance herewith:  (1) to pledge or transfer this Note, if and only if this Note has been registered or an exemption to registration is available to Payee, or its interest in the Collateral, and any pledgee or transferee shall have all the rights of Payee and Payee shall be thereafter relieved from any liability with respect to any Collateral so pledged or transferred; (2) subject to the terms and conditions of the Security Agreement and UCC-1, to transfer the whole or

HSTI Note Form: 10.1.2020

any part of Collateral into its name or its nominee in the event that Maker is in default of its obligations hereunder and/or the Security Agreement and UCC-1 and the applicable cure period has expired; and (3)  subject to the terms and conditions of the Security Agreement and UCC-1 to take control of any proceeds of the Collateral in the event that Maker is in default of its obligations hereunder and the applicable cure period has expired.

On the happening of any of the following events, each of which will constitute an event of default under this Note, all indebtedness, obligations and liabilities of Maker to Payee shall become immediately due and payable at the option of Payee:  (1) failure of Maker to pay any payment when due after the expiration of any applicable cure period; (2) failure of Maker to perform any agreement or obligation under this Note or the Security Agreement or the UCC-1 securing this Note; (3) dissolution of Maker; (4) filing of any petition in bankruptcy by or against Maker; (5) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Maker; or (6) any sale, conveyance, mortgage (other than to Payee), hypothecation, encumbrance or transfer of the Collateral without Payee’s prior written consent.  On occurrence of any such event of default and the expiration of any applicable cure period, or at any time thereafter, Payee shall have all of the remedies of a secured party under the laws of the State of Nevada.  Any notice of sale or other intended disposition of Collateral by Payee sent to Maker, in accordance with Nevada law, at the address specified above, or such other address of Maker as may be shown on Payee’s records, shall constitute reasonable notice to Maker.

Upon the occurrence of any event of default, and the expiration of the applicable cure period, that has not been expressly waived by Payee, all principal amounts then due shall bear interest at the default rate of interest, that being twelve percent (12%) per annum, or the highest rate then allowed under the laws of the State of Nevada, until such time as the obligations hereunder have been satisfied.  Payee may waive any event of default before or after the event of default has been declared without impairing its right to declare a subsequent event of default under this Note, this right being a continuing one.

Maker shall take all necessary steps to preserve Payee’s rights against prior parties regarding the Collateral and shall be responsible generally for its preservation.

Maker hereby expressly waives presentment, demand of payment, notice of nonpayment, protest and notice of protest of this Note, and all exemptions.  If this Note is not paid when due, Maker hereby expressly agrees to pay all costs and expenses of collection, including reasonable attorney’s fees.  Payee shall in no event be liable to any party for failure to collect this Note, in whole or in part.

It is the intention of Payee and Maker to comply strictly with any applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder of this Note ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which Payee may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which,

HSTI Note Form: 10.1.2020

but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness evidenced by this Note; and if the principal amount of the indebtedness evidenced by this Note, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to Maker, or other party lawfully entitled thereto.  All interest paid or agreed to be paid by Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.  Any provision hereof, or of any other agreement between the holder hereof and Maker, that operates to bind, obligate, or compel Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only.  The provisions of this paragraph shall be given precedence over any other provision contained in this Note or in any other agreement between the holder of this Note and Maker that is in conflict with the provisions of this paragraph.

This Note applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Payee shall mean the owner and holder, including pledgees, of this Note, whether or not named as Payee herein. In this Note whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Should a dispute arise between any of the parties hereto regarding the meaning, enforcement or any claim or dispute related to this Note, the Security Agreement or the UCC-1 then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

Maker hereby expressly consents to personal jurisdiction in the State of Nevada for the purpose of litigating any, claims, disputes or other controversies, of any nature whatsoever, related to this Note or any other matter related to the Collateral.  This Note shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Note, or the Collateral, shall be any state or federal court in Washoe County, State of Nevada having subject matter jurisdiction over the matters at issue.  Payee, by its acceptance of this Note, hereby expressly consents to and agrees to the same personal jurisdiction, choice of laws and venue provisions as are applicable to Maker.

This Note represents the entire agreement between the parties hereto related to the matters set forth herein and expressly replaces and supersedes any and all previous agreements, oral, or in writing, between the parties hereto related to the matters set forth herein.  This Note may not be modified or amended except by an amendment, in writing, executed by all parties hereto.

Time is of the essence in this Note and each and every provision hereof.

HSTI Note Form: 10.1.2020

If any term, condition or provision of this Note shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Note and the remainder of the terms, conditions and provisions of this Note shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

MAKER HEREBY, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, THE UCC-1 AND ANY OTHER AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY, WHETHER IN CONNECTION WITH THE MAKING OF THIS NOTE, COLLECTION OF THIS NOTE OR OTHERWISE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE AGREEING TO ACCEPT THIS NOTE.

IN WITNESS WHEREOF, Maker has executed this Note to be effective as of the day and date first set forth above.

High Sierra Technologies, Inc., a Colorado Corporation

By: _______________________________________

Gregg W. Koechlein, its Chief Operating Officer

HSTI Note Form: 10.1.2020